Exhibit 10.12
WIRELESS VALUE-ADDED APPLICATION SERVICES CHANNEL COOPERATION AGREEMENT (Domestic)
Between
Beijing NetQin Technology Co., Ltd.
And
Tianjin Yidatong Technology Development Co., Ltd.

Party A: Tianjin Yidatong Technology Development Co., Ltd.	Party B: Beijing NetQin Technology Co., Ltd.

Legal representative: XU Rong	Legal representative: LIN Yu

Address: 502-2, Block 1, Haowei Building, 8 Dasan Dajie, Tianjin Development Zone	Address: 27/F, Tower B, Chaowai MEN Finance and Trade Center, 26 Chaowai Dajie, Chaoyang District, Beijing

Representative: WANG Man	Representative:

Opening Bank:	Opening Bank: China Merchants Bank, Beijing Chaowai Dajie Sub-branch

Account Number:	Account Number:*
Party A: Tianjin Yidatong Technology Development Co., Ltd.
Party B: Beijing NetQin Technology Co., Ltd.
(Collectively, the “Parties”)
Representations and Warranties
Party A represents and warrants that it is an entity incorporated with approval from the state government, is in good standing, has good reputation, and has the corporate powers and authorities necessary to execute and perform this Agreement.
Party B represents and warrants that it is an entity incorporated with approval from the state government, is in good standing, has good reputation, and has the corporate powers and authorities necessary to execute and perform this Agreement.
Each of the Parties warrants that none of its execution and performance of this Agreement is in violation of any laws, regulations, rules, orders or policies of the People’s Republic of China or any of its articles of association, or in conflict with any contracts or agreements (including without limitation any warranty contracts or agreements) by which it is bound. Each of the Parties further represents and warrants that upon execution of this Agreement, it is in sound financial condition, free from insolvency, and there is no circumstance under which it could be appointed with a receiver or applied for its bankruptcy or its assets may be enforced, each by its creditors.

*	Indicates where text has been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

The Parties agree that during the term of this Agreement, each of the Parties shall be held liable for any loss incurred by the other Party arising from any false or misleading information provided in the foregoing representations and warranties.
Through friendly negotiations and in the spirit of mutual benefits, the Parties hereby agree as follows regarding comprehensive cooperation on wireless value-added application services channel in accordance with the relevant laws of the People’s Republic of China:
SCOPE OF COOPERATION: MOBILE SMS AND WAP SERVICES IN CHINA

1.	Descriptions of cooperation:
Party A and Party B will cooperate in respect of SMS and WAP on-demand wireless value-added services: Party A will provide system technology for SMS and WAP on-demand wireless value-added services from China Mobile (the “Wireless Carrier ”) and be responsible for data processing, and Party B will provide the products for SMS and WAP on-demand wireless value-added services (the “Products”) and be responsible to market the Products through its own channels. The Parties will share the proceeds from the information fee derived from the Products under their cooperation according to this Agreement.
Party A will allocate SMS codes and WAP linkages of the Wireless Carrier in connection with the marketing of fee collection channels by Party B.

2.	Rights and Obligations of the Parties
2.1	Rights and obligations of Party A

2.1.1	Party A will provide customer services.

2.1.2	Party A will ensure the security and smoothness of the channels, and provide related technology support.

2.1.3	Party A will be responsible for SMS daily management and accounts management.

2.1.4	Party A will provide all data and information necessary for Party B to provide back-office technology support.

2.1.5	Party A may provide fee billing and collection services required by Party B in connection with the cooperation for a fee.

2.1.6	Party A will apply business code to the Wireless Carrier , provided that Party A will not be liable for failure of such application due to any reason of Party B.

2.1.7	Party A may request Party B to comply with and implement relevant rules, regulations, standards and other documents of the Wireless Carrier .

2.1.8	Party A may review the services added or changed by Party B, and may refuse any content which is in non-compliance with government regulations on information security. Party A may hold Party B liable according to relevant regulations of Party A if Party B provides any services without review of Party A.

2.1.9	If any information fee is required to be refunded to users due to liability of Party B, Party A may pay such information fee on behalf of Party B with prior written confirmation of Party B, which information fee will be subsequently set off from its settlement with Party B.

2.1.10	Party A may terminate or suspend its cooperation with Party B or its billing or collection of information fee on behalf of Party B according to the policies of the Wireless Carrier and relevant guidelines.

2.1.11	Party A will share with Party B the proceeds from the information fee derived from the Products under their cooperation after its settlement of such fee with the Wireless Carrier .

2.2	Rights and obligations of Party B
2.2.1	Party B will provide sophisticated products and necessary authorization thereof, and ensure the consistency and validity of such products.

2.2.2	Party B will be responsible for all advertising and marketing expenses.

2.2.3	Party B will develop the interface program for the system of Party A based on the channel cooperation technical files provided by Party A.

2.2.4	Party B will make appropriate change to the logics, processes and legends of the Products on the request of Party A.

2.2.5	Party B will ensure consistent quality of services, particularly the information security and service quality during critical periods (including the consumer rights protection day on the 15th day of March, the Labor holidays, the National holidays, and the periods during which important meetings are held nationally or locally), ensure smooth communication with Party A on 7x24 basis, and will provide disclaimer to customers when they elect to subscribe such services.

2.2.6	Party B will notify Party A in writing if Party B needs to add or change services, it, and may not make such addition or change without review and approval of Party A.

2.2.7	Party B will notify Party A in writing or by electronic mail no less than seven days before it conducts any commissioning, maintenance, upgrade or any other operations which is expected to cause service breakdown, which notice will include the reasons, time and frequency of such breakdown, and will be responsible to make statement to customers.

2.2.8	Party B will provide a direct service hotline solely for dealing with complaints from customers, and will be responsible for any queries, claims and complaints from customers which are not resulted from the network communications of Party A.

2.2.9	Party B will notify Party A no less than three months before Party B is unable to provide services due to unsatisfied operation or any of its own causes, and will also provide statement to customers and take good care of post-service issues.

2.2.10	Party B will be liable for any loss incurred by Party A arising from the invalidity of any information provided by Party B.

2.2.11	The contents and copyrights of the products provided by Party B are owned by Party B, and Party B will be solely responsible for any and all expenses arising thereof.

2.2.12	During the term of their cooperation, if the cooperated services channel fails to perform consistently or Party A encounters any technical issue due to any fault of Party A, Party A will make due response within four hours and resolve such failure or issue within 24 hours. If Party A fails to do so, Party B may hold Party A liable for any economic loss incurred by Party B.

3.	Pricing and Proceeds Allocation
3.3.1	Product information fee tariff: Mobile SMS, */piece; */piece; */piece; Mobile WAP, */piece; flat monthly fee: *; flat monthly fee: *; Mobile WAP, */piece, */piece.

3.3.2	Fee billing and settlement will be based on the billing data from the billing system of Party A. The services whose information fee is billable by piece will be billed based on the successful receipt of such services by customers. The data from Party A will prevail if the data for proceeds settlement from each Party is inconsistent within 5%; otherwise Party B may request account checking to reaffirm the settlement amount.

3.3.3	The Parties will calculate the allocable proceeds from the on-demand services under cooperation as follows:

Settlement of SMS and WAP on-demand service:

Proceeds to Party B = number of successful billing * fee tariff * *%

*	Indicates where text has been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

The remaining proceeds will be owned by Party A.

3.3.4	Actual proceeds mean the information fee transferred to Party A from the Wireless Carrier after a user of any mobile terminal within the PRC successfully downloads information of Party A through any means promoted by Party A, net the billing and collection service fees charged by the Wireless Carrier .

4.	Payment of Service Fees
4.1	Each of the Parties will designate employee responsible for accounts confirmation (any change of such personnel will be notified to the other Party in writing no less than one week in advance). The period of settlement will be one calendar month. Confirmation of the accounts of services fees for any settlement period will be completed within the first three business days of the next month. Party A will provide real time service data to Party B. If Party B has any objection to such data, it will request accounts confirmation with Party A within three business days, during which the technical employee from each of the Parties will check its own data, otherwise Party B will be deemed to be in agreement with the data provided by Party A. Party B will issue a valid invoice to Party A for an amount payable by Party A within three business days upon the completion of the accounts confirmation by the Parties, and Party A will make payment equal to the proceeds receivable by Party B to an account designated by Party B within five business days upon its receipt of the invoice from Party A.

4.2.	Party A warrants to Party B that the data provided in connection with monthly accounts confirmation is true and valid.

4.3	If any change occurs in respect of taxation policies or the billing methods or percentages used by the Wireless Carrier , the settlement under this Agreement will be applied with the changed policies, methods or percentages as a matter of fact without separate negotiation or agreement of the Parties.

5.	Customer Services
5.1	The Parties will establish long-term, consistent, convenient, and effective customer services system to ensure due application of the services under cooperation by customers.

5.2	Party B will ensure that customers will be fully informed of the price, contents and means of the services before it subscribes the services under cooperation.

5.3	Any mobile information received any user will be the information demanded or customized by the user. Party B will ensure the soundness and validity of any information provided to customers by it.

5.4	Party A will be responsible for any disputes or complaints from customers arising from any issue of the network or technology of Party A. Party B will be responsible for any disputes or complaints from customers arising from information contents and services. Party B will deal with disputes or complaints from customers properly and promptly upon its receipt of such disputes or complaints from Party A. If Party A is imposed with any penalty from the Wireless Carrier due to complaints from customers as a result of improper handling of such complaints by Party B, the complaint will be resolved jointly by the Parties. Party B will be liable for any loss incurred by Party A arising from the business conduct of Party B, and Party A may terminate this Agreement in case of significant loss.

5.5	Each of the Parties will provide a service hotline, which information will be notified to customers on its website or marketing materials.

5.6.	Each of the Parties will designate employee to deal with complaints from customers, and warrant to make response within three days upon its receipt of any complaints from customers.

6.	Intellectual Property
6.1	Each of the Parties will own any and all intellectual properties which are owned by it prior to the execution of this Agreement.

8.	Any intellectual property jointly developed by the Parties will be owned as separately agreed by the Parties.

7.	Term and Miscellaneous
7.1	This Agreement is in duplicate with each Party holding one copy. Any attachment or supplement hereto will be equally authentic with this Agreement.

7.2	This Agreement will be effective upon signature and affixture of seals by the duly authorized representative of each Party, and will have a term of five years. Without prior consent of the other Party, neither Party may transfer any of its rights and obligations under this Agreement to any third party. This Agreement is renewable for another five years upon its expiration unless otherwise agreed by the Parties.

7.3	The Parties will keep close contact and make regular communications during the term of this Agreement.

8.	Confidentiality
Each of the Parties will keep in full confidence the contents of this Agreement and warrants to limit the disclosure of this Agreement to its employees. If any Party divulges any information of this Agreement, it will be liable for any and all losses incurred by the other Party. None of the Parties may disclose to any third party any business secret it receives from the other Party in connection with performing this Agreement during and after the term of this Agreement.

9.	Amendment and Termination of this Agreement

9.1	Each of the Parties will comply with Agreement and may not terminate or make any amendment to this Agreement without consent of the other Party.

9.2	Amendment or supplement to this Agreement, if any, will be made by the Parties in a supplemental agreement. This supplemental agreement will be equally authentic with this Agreement.

10.	Breach Liabilities
10.1	Each of the Parties will perform its rights and obligations properly to ensure smooth performance of this Agreement.

10.2	Any Party will be liable for any direct and indirect economic loss incurred by the other Party due to its failure to perform its obligations sufficiently or timely.

11.	Force Majeure
If any Party is unable to perform any or all provisions of this Agreement due to any Force Majeure event, such Party will not be liable to the extent as affected by the Force Majure, provided it will notify the other Party promptly and provide a valid evidence from a competent authority within 15 days upon the occurrence of the Force Majeure event. The Parties will make efforts to minimize the loss caused by the Force Majeure event. For purpose of this Agreement, a “Force Majeure event” means earthquakes, floods, wars, military actions, strikes, hacker attacks, other acts of God, disasters caused by humans, changes of any laws or regulations, or any other insurmountable events. For purpose of this Agreement, Force Majeure events include any temporary services congestion, delay or suspension due to technical breakdown or system cutover on the side of the Wireless Carrier , and Party A will not be liable for any service delay or suspension arising thereof; provided, however, that Party A will promptly resolve such breakdown and make efforts to prevent its reoccurrence.

12.	Dispute Resolution
Any dispute arising from the performance of this Agreement shall be firstly resolved through friendly negotiations and, if the negotiations fail, shall be submitted to Beijing Arbitration Commission for arbitration in accordance with its arbitration rules then effect. The award of the arbitration is conclusive and binding upon the Parties. If any provision of this Agreement is subject to dispute or arbitration, the Parties will continue to perform the remaining provisions of this Agreement.
IN WITNESS WHEREOF, the Parties hereby sign this Agreement.

Party A: Tianjin Yidatong Technology Development Co., Ltd.	Party B: Beijing NetQin Technology Co., Ltd.

(official company seal)	(official company seal)

Dated: June 1, 2010	Dated: June 1, 2010